UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2026

REED’S, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-32501	35-2177773
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Merritt 7 PH Norwalk, Connecticut	06851
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 997-3337

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	REED	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Cyril A. Wallace, Jr. resigned from his role as Chief Executive Officer, principal executive officer and as a member of the Board of Directors (the “Board”) of Reed’s, Inc., a Delaware corporation (the “Company”), effective March 24, 2026, and remained an employee of the Company through March 31, 2026 (the “Separation Date”). Mr. Wallace will remain a consultant until April 30, 2026 to provide transition assistance as needed to the Company.

On April 16, 2026, the Company entered into a Separation Agreement and Release (the “Separation Agreement”) with Mr. Wallace. In consideration of Mr. Wallace’s execution of a general release of claims in favor of the Company and its affiliates and his compliance with the other terms of the Separation Agreement, the Company agreed to provide Mr. Wallace with the following separation benefits: (i) a severance payment equal to one (1) month of Mr. Wallace’s annual base salary in effect immediately prior to the Separation Date (a gross amount of $58,333.33); (ii) a lump sum payment representative of one (1) month of Mr. Wallace’s COBRA premium in the gross amount of $2,836.60; and (iii) a waiver of Mr. Wallace’s obligations to repay his sign-on bonus and relocation-related expenses pursuant to Sections 4.2 and 4.6 of his Employment Agreement with the Company dated April 16, 2025 (the “Employment Agreement”). In addition, the Employment Agreement provided for a grant to Mr. Wallace of 46,667 restricted stock awards (the “Inducement Award”). In full satisfaction of the Inducement Award and as mutually agreed upon between the Company and Mr. Wallace, on April 15, 2026, the Compensation Committee of the Board approved (x) the grant to Mr. Wallace of a restricted stock award under the Company’s Amended and Restated 2020 Equity Incentive Plan (the “2020 Plan”) covering 36,657 shares of the Company’s common stock, to be issued on or before April 30, 2026 and to be fully vested at the time of issuance, subject to the terms and conditions of the Plan and the Separation Agreement and contingent upon the Separation Agreement becoming effective in accordance with its terms and the satisfaction of all applicable taxes and withholdings, and (y) a cash payment to Mr. Wallace of $36,336.30, equivalent to 10,010 multiplied by $3.63, the closing price of a share of the Company’s common stock as reported on the NYSE American on the Separation Date, in each case as provided under the Separation Agreement.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Separation Agreement and Release, dated April 16, 2026, by and between the Registrant and Cyril A. Wallace, Jr.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Reed’s, Inc.

Date: April 17, 2026	By:	/s/ Douglas W. McCurdy
Douglas W. McCurdy
Chief Financial Officer